EXHIBIT 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Real Messenger Corporation (the “Company”) on Form 20-F/A for the year ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Kwai Hoi Ma, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 16, 2026	By:	/s/ Kwai Hoi Ma
	Name:	Kwai Hoi Ma
	Title:	Chief Executive Officer and Chairman (Principal Executive Officer)

Signature Page to Form 20-F